UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 1, 2005

NEW DRAGON ASIA CORP..
(Exact name of registrant as specified in charter)

FLORIDA	001-15046	88-0404114
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

Room 3605, 36/F News Building
2 Shen Nan Zhong Road
Shenzhen, PRC, 518027
(Address Of Principal Executive Offices) (Zip Code)

011-86-755-2595-1100
(Registrant’s Telephone Number, Including Area Code)

____________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

(c) Appointment of Principal Financial Officer

On April 1, 2005, Li Xia Wang was appointed Chief Executive Officer of the Registrant by the Board of Directors, succeeding Heng Jing Lu who will continue to serve as chairman.

Ms. Wang formerly served as chief financial officer of the Registrant from December 2003 to November 2004. She has served as a member of the company’s board of directors since 2003. Prior to joining the Registrant, Wang held a variety of positions for Longkou Oil & Grain Group Company, serving as deputy general manager. Ms. Wang earned her professional diploma in accountancy from The Shandong Institute of Economics and has over 20 years of extensive experience in the field of finance and accounting. She is a PRC qualified accountant.

We have yet to finalize the employment agreement with Ms. Wang.

There are no family relationships between any of the Registrants directors and executive officers.

Item 9.01. Financial Statements and Exhibits.

Exhibits (c)

99.1   Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

Date: April 1, 2005	By:	/s/ Peter Mak
Name: Peter Mak
Title: Chief Financial Officer